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                                                                   EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

                       Allegheny Steel Distributors, Inc.
                          American Metals Corporation
                                AMI Metals, Inc.
                                CCC Steel, Inc.
                           Chatham Steel Corporation
                        Durrett Sheppard Steel Co., Inc.
                             Liebovich Bros., Inc.
                                  Lusk Metals
                              Phoenix Corporation
                         Service Steel Aerospace Corp.
                      Siskin Steel & Supply Company, Inc.
                                  Valex Corp.